                                                                    EXHIBIT 99.2


Financial Statements
Cadant, Inc.
Years ended December 31, 2001 and 2000
With Report of Independent Auditors

                                  Cadant, Inc.

                              Financial Statements


                     Years Ended December 31, 2001 and 2000




                                    CONTENTS

Report of Independent Auditors............................................................................1

Financial Statements

Balance Sheets............................................................................................2
Statements of Operations..................................................................................3
Statements of Shareholders' Equity (Deficit)..............................................................4
Statements of Cash Flows..................................................................................5
Notes to Financial Statements.............................................................................6

                         REPORT OF INDEPENDENT AUDITORS


The Board of Directors
Cadant, Inc.

We have audited the accompanying financial statements of Cadant, Inc. (the "Company") as of December 31, 2001 and 2000 and for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2001 and 2000, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 2 to the financial statements, the Company has incurred recurring operating losses from operations and has a working capital deficiency. In addition, the Company has not complied with certain covenants of its loan and lease agreements. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

                                                       /s/ Ernst & Young LLP
January 19, 2002
Atlanta, Georgia

                                  Cadant, Inc.
                                 Balance Sheets

                                                                                   DECEMBER 31
                                                                              2001                2000
                                                                          ------------       ------------
                             ASSETS
Current assets:
   Cash and cash equivalents                                              $    331,158       $  3,055,223
   Accounts receivable                                                         148,141                 --
   Prepaid expenses and other current assets                                   159,376            249,585
                                                                          ------------       ------------
Total current assets                                                           638,675          3,304,808

Property and equipment, net                                                  4,280,630          4,745,141
Deferred financing costs and other assets                                       56,960            213,280
                                                                          ------------       ------------
Total assets                                                              $  4,976,265       $  8,263,229
                                                                          ============       ============
                LIABILITIES AND SHAREHOLDERS' DEFICIT
Current liabilities:
   Accounts payable                                                       $  6,394,142       $  2,472,958
   Accrued payroll and benefits                                                550,254            375,150
   Other accrued expenses                                                    1,661,618            460,854
   Deferred gain on sale-leaseback                                              93,890                 --
   Bridge loans                                                             24,060,277                 --
   Capital lease obligations in default, net                                 2,722,169                 --
   Long-term debt in default, net                                            3,418,205                 --
   Current portion of capital lease obligations, net                                --            700,819
   Current portion of long-term debt, net                                           --            957,392
                                                                          ------------       ------------
Total current liabilities                                                   38,900,555          4,967,173

Commitments and Contingencies
Deferred gain on sale-leaseback                                                     --            212,944
Capital lease obligations, net                                                      --          1,440,988
Long-term debt, net                                                                 --          2,574,429
                                                                          ------------       ------------
Total liabilities                                                           38,900,555          9,195,534

Redeemable convertible preferred stock:
   $0.0001 par value; 37,500,000 shares authorized, 7,539,608
     shares issued and outstanding as of December 31, 2001 and 2000         10,390,010         10,390,010

Shareholders' deficit:
   Common stock, $0.0001 par value; 80,000,000 and
     60,000,000 shares authorized; 20,550,329 and 20,365,954
     shares issued and outstanding as of December 31, 2001 and 2000,
     respectively                                                                2,055              2,037
   Additional paid-in capital                                               25,366,206         21,840,624
   Deferred unearned compensation                                             (604,478)        (1,879,526)
   Accumulated deficit                                                     (69,078,083)       (31,285,450)
                                                                          ------------       ------------
Total shareholders' deficit                                                (44,314,300)       (11,322,315)
                                                                          ------------       ------------
Total liabilities and shareholders' deficit                               $  4,976,265       $  8,263,229
                                                                          ============       ============

See accompanying notes.

                                  Cadant, Inc.

                            Statements of Operations



                                                       YEARS ENDED DECEMBER 31,
                                                       2001                 2000
                                                   ------------         ------------
Revenues                                           $    337,268         $         --

Costs and expenses:
     Cost of sales                                      218,036                   --
     General and administrative                      17,002,183            9,693,557
     Research and development                        13,739,466           10,726,973
     Amortization of unearned
       compensation                                     996,771            2,960,564
                                                   ------------         ------------
Total costs and expenses                             31,956,456           23,381,094
                                                   ------------         ------------

Loss from operations                                (31,619,188)         (23,381,094)

Other income (expense):
   Interest income and other income                     106,492              547,041
   Interest expense                                  (6,279,937)            (280,680)
                                                   ------------         ------------
                                                     (6,173,445)             266,361
                                                   ------------         ------------
Net loss                                            (37,792,633)         (23,114,733)

Deductions for accretion dividends                           --           (3,068,147)

                                                   ------------         ------------
Net loss available to common shareholders          $(37,792,633)        $(26,182,880)
                                                   ============         ============


Weighted average common shares outstanding:
    Basic and diluted                                20,517,892           20,287,252
                                                   ============         ============
Loss per share - Basic and diluted                 $      (1.84)        $      (1.29)
                                                   ============         ============


See accompanying notes.

                                  Cadant, Inc.

                  Statements of Shareholders' Equity (Deficit)

                                                                   ADDITIONAL                         DEFERRED
                                            COMMON STOCK            PAID-IN       SUBSCRIPTIONS       UNEARNED       ACCUMULATED
                                         SHARES       AMOUNT        CAPITAL        RECEIVABLE       COMPENSATION       DEFICIT
                                      ------------- ------------ --------------- ---------------- ---------------- ---------------
Balance at January 1, 2000            20,208,534    $    2,021    $ 12,735,000     $(1,629,304)    $(2,499,977)    $ (5,102,570)
   Issuance of common stock for
     cash at $1.785 per share             50,420             5         (40,401)      1,629,304              --               --
   Issuance of common stock upon
     exercise of options                 107,000            11          18,430              --              --               --
   Issuance of warrants                       --            --       3,719,335              --              --               --
   Accretion of redeemable
     convertible preferred stock              --            --       3,068,147              --              --       (3,068,147)
   Issuance of options to
     non-employees for services               --            --       1,165,243              --      (1,165,243)              --
   Issuance of options below fair
     market value                             --            --       1,174,870              --      (1,174,870)              --
   Amortization of unearned
     compensation                             --            --              --              --       2,960,564               --
   Net loss                                   --            --              --              --              --      (23,114,733)
                                      ----------    ----------    ------------     -----------     -----------     ------------
Balance at December 31, 2000          20,365,954         2,037      21,840,624              --      (1,879,526)     (31,285,450)
   Issuance of common stock upon
     exercise of options                 184,375            18          18,787              --              --               --
   Issuance of warrants in
     conjunction with Bridge Loans
                                              --            --       3,785,072              --              --               --
   Fair value adjustment for
     non-vested options to
     non-employees                            --            --        (278,277)             --         278,277               --
   Amortization of unearned
     compensation                             --            --              --              --         996,771               --
   Net loss                                   --            --              --              --              --      (37,792,633)
                                      ----------    ----------    ------------     -----------     -----------     ------------
Balance at December 31, 2001          20,550,329    $    2,055    $25,366,206      $        --     $  (604,478)    $(69,078,083)
                                      ==========    ==========    ============     ===========     ===========     ============



                                         TOTAL
                                    --------------
Balance at January 1, 2000           $  3,505,170
   Issuance of common stock for
     cash at $1.785 per share           1,588,908
   Issuance of common stock upon
     exercise of options                   18,441
   Issuance of warrants                 3,719,335
   Accretion of redeemable
     convertible preferred stock               --
   Issuance of options to
     non-employees for services                --
   Issuance of options below fair
     market value                              --
   Amortization of unearned
     compensation                       2,960,564
   Net loss                           (23,114,733)
                                     ------------
Balance at December 31, 2000          (11,322,315)
   Issuance of common stock upon
     exercise of options                   18,805
   Issuance of warrants in
     conjunction with Bridge Loans
                                        3,785,072
   Fair value adjustment for
     non-vested options to
     non-employees                             --
   Amortization of unearned
     compensation                         996,771
   Net loss                           (37,792,633)
                                     ------------
Balance at December 31, 2001         $(44,314,300)
                                     ============

See accompanying notes.

                                  Cadant, Inc.

                            Statements of Cash Flows

                                                                           YEARS ENDED DECEMBER 31,

                                                                           2001                  2000
                                                                       ------------         ------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss                                                               $(37,792,633)        $(23,114,733)
Adjustments to reconcile net loss to net cash used in operating activities:
      Depreciation and amortization                                       2,298,545            1,180,424
      Amortization of unearned compensation                                 996,771            2,960,564
      Amortization of discount on debt an capital leases                  4,070,254              101,910
      Amortization of deferred gain on sale/leaseback                      (119,054)                  --
      Amortization of deferred financing costs                               56,680                7,084
      Change in operating assets and liabilities:
         Accounts receivable                                               (148,141)                  --
         Prepaid and other current assets                                    90,209             (237,437)
         Other assets                                                        99,639              (99,639)
         Accounts payable                                                 3,921,184            2,177,785
         Accrued expenses                                                 1,721,145              338,129
                                                                       ------------         ------------
Net cash used in operating activities                                   (24,805,401)         (16,685,913)

   CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment                                         (860,543)          (3,905,665)
Proceeds from sale-leaseback transaction                                         --            1,572,216
                                                                       ------------         ------------
Net cash used in investing activities                                      (860,543)          (2,333,449)

   CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of long-term debt                                         --            3,936,251
Payments on long-term debt                                                 (350,489)                  --
Proceeds from Note                                                               --               88,496
Payments on Note                                                                 --             (554,908)
Proceeds from bridge loans                                               23,715,000                   --
Payments on capital leases                                                 (441,437)             (31,023)
Proceeds from stock subscriptions                                                --            1,629,304
Proceeds from issuance of preferred stock                                        --           13,458,157
Proceeds from issuance of common stock, net of issuance costs                18,805              (21,954)
                                                                       ------------         ------------
Net cash from financing activities                                       22,941,879           18,504,323
                                                                       ------------         ------------

Net decrease in cash and cash equivalents                                (2,724,065)            (515,039)

Cash and cash equivalents, beginning of period                            3,055,223            3,570,262
                                                                       ------------         ------------
Cash and cash equivalents, end of period                               $    331,158         $  3,055,223
                                                                       ============         ============

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid for interest                                                 $    371,767         $     92,927
Noncash investing & financing activities:
   Issuance of stock options below fair market value                             --            1,174,870
   Exchange of assets for fixed assets                                       91,518                   --
   Issuance of stock options to non-employees                             3,785,072            1,165,243
   Issuance of warrants in connection with the issuance of debt                  --              651,187

See accompanying notes.

                                  Cadant, Inc.

                          Notes to Financial Statements

                                December 31, 2001

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

Cadant, Inc. (the "Company"), located in Lisle, Illinois, was incorporated on May 13, 1998 under the laws of the state of Maryland, but did not commence operations until March 1999. In a stockholders' meeting held on December 2, 2000, the common and preferred stockholders approved the reincorporation of the Company from Maryland to Delaware. The Company is a developer of next-generation Cable Modem Termination Systems ("CMTS"), which are critical components of the broadband cable network that aggregate and manage the broadband connections of high-speed cable modem service subscribers.

From inception to June 2001, the Company was in the development stage. In June 2001, the Company commenced its principal operations and during the year achieved total sales of $337,268.

BASIS OF PRESENTATION

Since inception, the Company's efforts have been directed principally toward development of its products and establishment of a market for its products. As a result of these efforts, the Company has experienced significant losses from operations. During 2001, the Company was dependent upon additional financing to meet its operational needs. Additionally, the Company is in default under certain of its loan and lease agreements as of December 31, 2001, which affords the various creditors the ability to demand payment of the obligations. Due to the lack of additional capital and to satisfy these obligations, the Company sold all of its assets, including developed technology, to ARRIS Group, Inc. ("ARRIS"), on January 8, 2002 in exchange for 5.25 million common shares and the assumption of various liabilities totaling approximately $17 million. As such, the Company currently has no assets to generate sales in 2002. Accordingly, the Company intends to liquidate the ARRIS common stock to repay its outstanding obligations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

USE OF ESTIMATES

The preparation of the Company's financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates and such differences may be material to the financial statements.

CASH AND CASH EQUIVALENTS

Cash and cash equivalents include all highly liquid instruments with an original maturity of three months or less from the date of purchase. Included in cash and cash equivalents is restricted cash of $60,132 and $100,873 at December 31, 2001 and 2000, respectively.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of assets generally ranging from three to seven years.

The Company reviews its long-lived assets for impairment at each balance sheet date or whenever events or changes in circumstances indicate that the carrying amount of an asset should be assessed.

STOCK-BASED COMPENSATION

The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock issued to Employees," and complies with the disclosure provisions of the Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation." Under APB No. 25, compensation expense is based on the intrinsic value, if any, on the date of grant between the fair value of the Company's stock and the exercise price. Deferred compensation expense results from the granting of stock options with exercise prices deemed to be below fair market value. Options and warrants granted to non-employees are valued at fair market value and generally charged to expense as services are performed.

INCOME TAXES

The Company uses the liability method in accounting for income taxes. Under this method, deferred income tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amounts expected to be realized.

STOCK SPLITS

On August 9, 2000, the Company's Board of Directors authorized a 2-for-1 stock split of its common stock effective for stockholders of record on that date. All share data in the accompanying financial statements and notes thereto have been adjusted for the split.

On December 2, 2000, the holders of the Company's Series A Preferred Stock authorized a 2-for-1 split of the Series A Preferred Stock. All share data in the accompanying financial statements and notes thereto have been adjusted for the split.

REVENUE RECOGNITION

Revenues from the sales of CMTS's are recognized upon shipment.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of cash and cash equivalents, accounts receivable and debt. The carrying amounts reported on the balance sheets for these instruments approximate their fair values.

ADVERTISING EXPENSE

Advertising and sales promotion costs are expensed as incurred. Advertising expense was approximately $38,000 and $154,000 for the years ended December 31, 2001 and 2000, respectively.

RECLASSIFICATION

Certain reclassifications have been made to the 2000 financial statements to conform with the 2001 presentation.

EARNINGS PER SHARE

Basic and diluted net loss per common share are presented in conformity with SFAS No. 128, "Earnings Per Share," for all periods presented. In accordance with SFAS No. 128, basic net loss per common share has been computed using the weighted-average number of shares of common stock outstanding during the period.

The Company has excluded all redeemable convertible preferred stock, convertible debt, warrants, outstanding stock options and shares subject to repurchase by the Company from the calculation of diluted loss per common share because all such securities are anti-dilutive for all periods presented. The total number of shares excluded from the calculation of diluted loss per share was 35,158,997 in 2001 and 20,963,742 in 2000.

2. RELATED PARTIES

The Company procured professional services from several service providers that are stockholders of the Company. Total expenses related to these services were $553,033 and $519,866 for the years ended December 31, 2001 and 2000, respectively.

Mr. Walker joined the Board of Directors of Cadant in January, 2001 in his capacity as a representative of JPMorgan Partners ("JPMP") and Access Technology Partners, LLC ("Access"). In May, 2001, Mr. Walker was appointed the Interim CEO of Cadant, and departed JPMP and Access, but in connection therewith, retained an economic interest in the historical portfolios of each that existed prior to February 1, 2001. Mr. Walker owns an indirect and immaterial interest in Cadant (substantially less than 1%) through these portfolios.

3. PROPERTY AND EQUIPMENT

Property and equipment at December 31 consist of the following:


                                          2001                  2000
                                       -----------           -----------
Office equipment                       $ 2,007,054           $ 1,714,063
Computer software                        1,909,816             1,453,403
Furniture and fixtures                     373,190               354,725
Lab and test equipment                   3,320,164             2,253,999
                                       -----------           -----------
                                         7,610,224             5,776,190
Less accumulated depreciation           (3,329,594)           (1,031,049)
                                       -----------           -----------
Property and equipment, net            $ 4,280,630           $ 4,745,141
                                       ===========           ===========

4. LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS

On September 8, 2000, the Company entered into a $7.0 million financing agreement ("Financing Agreement") with a third party lender (the "Lender"). The financing consists of a $4.0 million subordination agreement which bears interest at a rate of 11.5% and a $3.0 million equipment lease line which bears interest ranging from 8.4% to 8.5%. The $4.0 million subordinated loan matures September 2003. The amounts borrowed under the lease line mature in June and December 2003. The debt is secured by substantially all the Company's assets. Under the terms of the agreement, the Lender was issued 644,258 warrants to purchase the Company's Preferred Stock. The fair value of the warrants, $651,187, was recorded as a discount on the loan and lease equipment line and is being amortized as additional interest expense over the terms of the respective borrowings.

In December 2000, under the Financing Agreement, the Company entered into a sale-leaseback transaction where the Company sold equipment to the Lender for approximately $1,572,000 in cash and immediately leased the equipment back. The leased equipment is accounted for as a capital lease. A gain of $212,944 has been deferred and is being recognized as a reduction to the lease expense over the term of the lease in connection with this transaction.

The cost of equipment acquired under the equipment lease line has been capitalized by the Company. Assets acquired under capital leases have transferred the rights and risks of ownership to the Company and are depreciated principally on the same basis as other similar assets or over the lease term, if shorter, and are included in depreciation expense on the statements of operations.

The original cost and related accumulated depreciation on equipment under capital leases included in property and equipment on the balance sheets are as follows:

                                                    DECEMBER 31,
                                              2001              2000
                                           -----------       -----------
      Cost                                 $ 2,209,338       $ 2,094,911

      Accumulated depreciation                (764,103)          (40,581)
                                           -----------       -----------
      Net book value                       $ 1,445,235       $ 2,054,330
                                           ===========       ===========

As of December 31, 2001, the Company was in default under the Financing Agreement and certain of its other capital leases. As such, the outstanding balances of its capital lease obligations and the subordinated loan have been classified as current liabilities on the balance sheet.

5. BRIDGE LOANS

On February 1, 2001, the Company entered into a Convertible Secured Bridge Loan Agreement ("Bridge Loan") with a group of lenders (collectively "the Bridge Lenders") for $11 million. The Bridge Loan, which is secured by substantially all of the Company's assets (subordinate to the Financing Agreement), has a stated maturity date of May 17, 2001. The Bridge Loan bears interest at a rate of 10% per annum payable at maturity; however, in the event of default, the interest rate increases to 13%. The Bridge Lenders have the option of converting the outstanding balance into shares of the Series A Preferred Stock at a conversion price of $1.785 per share at maturity or upon a Qualifying Financing, as defined, at the lowest issuance price paid. In connection with the Bridge Loan, the Company issued to the Bridge Lenders warrants exercisable for ten years to purchase an aggregate of 2,750,000 shares of common stock at a purchase price of $l.00 per share. A portion of the proceeds was allocated to the value of the warrants, on a relative fair value basis, on the date of grant using a Black-Scholes valuation model. Accordingly, the warrants were recorded as a discount to the principal balance of the Bridge Loan and an increase to additional paid- in capital based on their relative fair value of $1,965,092. The relative fair value of the warrants was amortized as additional interest expense over the original term of the Bridge Loan.

On May 25, 2001, the Company amended the Bridge Loan to extend the maturity date to August 25, 2001 and to increase the liquidation value to 150% of the outstanding principal, plus all accrued interest, upon a change of control.

Additionally, the Company received an additional commitment for a Series B Bridge Loan ("Series B Loan") to borrow an additional $9 million from certain lenders (collectively "Series B Lenders"). The Series B Loan has a stated maturity date of August 25, 2001, and bears interest at a rate of 10% per annum, unless the Company defaults and then the interest rate is 13%. The Series B Loan is secured by substantially all of the Company's assets; however, it is subordinate to the Financing Agreement. The Series B Loan is convertible upon an Equity Financing, in which the Series B Lenders have the ability to convert into the Company's preferred stock at the lowest price that the securities are being issued, or upon a change in control, in which the Series B Lender has the option to convert into Series A Preferred Stock at the lesser of $1.785 per share or the aggregate consideration per share received by the Company or stockholders calculated on a fully-diluted basis. Upon a change of control, the Bridge Lenders would receive a liquidation preference in the amount of 200% of the outstanding principal, plus all accrued interest. In connection with the Series B Loan, the Company issued to the Series B Lenders warrants exercisable for ten years to purchase an aggregate of 4,500,000 shares of common stock at a purchase price of $0.50 per share. A portion of the proceeds was allocated to the value of the warrants, on a relative fair value basis, on the date of grant using a Black-Scholes valuation model. Accordingly, the warrants were recorded, as a discount to the Series B Loan and an increase to additional paid-in capital based on the warrant's relative fair value of $1,592,593. The relative fair value of the warrants was amortized as additional interest expense over the original term of the Series B Loan.

On July 25, 2001, the Company amended the Convertible Secured Bridge Loan Agreement and increased the Company's borrowing capacity by $2 million, with the same terms as the Series B Lenders. The Company borrowed a total of $1,285,000 of the $2 million commitment. The Company issued additional warrants to purchase an aggregate of 642,500 shares of common stock at a purchase price of $0.50 per share. The warrants are exercisable for a ten-year period. The relative fair value of the warrants, $227,287, was recorded as a discount to the loan and an increase to additional paid-in capital. The relative fair value of the warrants was amortized as additional interest expense over the original term of the loan.

On December 8, 2001, the Company amended the Bridge Loan in order to borrow an additional amount of up to $4 million from one additional lender ("Series C Lender"). Although the Series C Loan bears interest at 15%, it has substantially the same terms as the Series B Loan. The amendment extended the maturity dates of all the outstanding bridge loans to January 31, 2002.

6. COMMITMENTS

The Company has entered into noncancelable operating leases for its corporate offices through March 31, 2005, and for the use of its office equipment through September 2003. Each lease provides for an extension of the lease at the option of the Company.

Rental expense under these operating leases was $582,026 and $360,838 for the years ended December 31, 2001 and 2000, respectively. Future minimum lease payments under these leases as of December 31, 2001 are as follows:

               2002                           $      578,527
               2003                                  580,380
               2004                                  299,205
               2005                                   57,164
               2006                                       --
                                              --------------
                                              $    1,515,276
                                              ==============

During the year ended December 31, 2001, the Company purchased a total of approximately $2.6 million of goods for the development of the CMTS under a $4 million purchase commitment. As of December 31, 2001, the Company is still committed to purchase approximately $1.4 million of additional components under this commitment.

7. REDEEMABLE PREFERRED STOCK

On January 21, 2000, Cadant issued 7,539,608 shares of Series A Preferred Stock for $13.5 million to the "Series A Holders". The Series A Preferred Stock is convertible into 7,539,608 shares of Common Stock, reflecting a $1.785 per share conversion price. The Series A Holders are entitled to an annual dividend of $0.28 per share when and if declared by the Board of Directors. Dividends are non-cumulative. Upon any liquidation, dissolution, winding down, or sale of the Company, the Series A shareholders are entitled to receive an amount equal to the original purchase price per share plus any declared but unpaid dividends. The liquidation preference was $13.5 million at December 31, 2001.

In connection with the closing of the Series A Preferred Stock, the Company entered into a warrant agreement with one of the Series A Holders, granting the shareholder the right to purchase 4,000,000 shares of Common Stock at $1.00 per share. A portion of the proceeds were allocated to the value of the warrants, $3,068,147, on a relative fair value basis on the date of grant using a Black-Scholes valuation model. The relative fair value of the warrant was recorded by reducing the carrying amount of the Redeemable Preferred Stock and increasing additional paid-in capital.

As a result of the allocation of a portion of the proceeds to the warrants, the effective conversion price of the Series A Preferred Stock is less than the fair market value of common stock on the date of grant, resulting in a beneficial conversion option of $3,068,147. The Company has accreted the discount on Series A Preferred Stock attributable to the beneficial conversion feature similar to a preferred stock dividend upon the issuance of the securities as the Series A Preferred Stock is immediately convertible.

The Series A Holders are entitled to one vote for each share of common stock that the holder would receive upon conversion of the Series A Preferred Stock.

8. WARRANTS

As of December 31, 2001, the Company had approximately 12.1 million and 0.6 million warrants to purchase Common Stock and Series A Preferred Stock outstanding, respectively, all of which were exercisable and have a contractual life of ten years. As of December 31, 2001, the outstanding warrants are as follows:



                                                         NUMBER OF
                                                         WARRANTS
                  WARRANT TO PURCHASE                   OUTSTANDING           EXERCISE PRICE
              ----------------------------         ----------------------     ---------------
              Series A Preferred                          644,258                  $1.785
              Common Stock                                252,100                  $1.785
              Common Stock                              6,750,000                  $1.00
              Common Stock                              5,142,500                  $0.50
                                                       ----------
                                                       12,788,858
                                                       ==========


9. STOCK-BASED COMPENSATION

During 2000, options were granted to non-employees for services rendered. The granting of these options resulted in an expense of $0 and $886,966 for the years ended December 31, 2001 and 2000, respectively. The Company did not exchange equity for services in 2001.

In March 1999, the Company and its Board of Directors approved the Cadant, Inc. 1999 Stock Option Plan (the "1999 Plan"). Under the 1999 Plan, the Company reserved 5,000,000 shares of Common Stock for issuance upon exercise of stock options granted to employees and consultants who provide significant services to the Company and its affiliates. Stock options granted to employees vest annually over a three or four-year period on the anniversary date of the option grant. All employee options expire 10 years from the date of grant.

During 2000, the Company, its Board of Directors and stockholders approved the Cadant, Inc. 2000 Stock Option Plan (the "2000 Plan"). Under the 2000 Plan, the Company reserved 9,800,000 shares of Common Stock for issuance upon exercise of stock options granted to employees and consultants who provide significant services to the Company and its affiliates. Stock options granted to employees vest over a three or four-year period; the first one-fourth of options vest on the anniversary date of the option grant with the remaining vesting monthly until fully vested. The vesting of non-employees is determined on an individual basis. All employee options expire 10 years from the date of grant and the expiration for options to non-employees is determined on an individual basis. As of December 31, 2001, an aggregate of 9,509,000 shares remain reserved for issuance under the Plans.

During 2000 the Company issued 1,352,000 options to employees with an exercise price below the fair market value on the date of grant. The Company did not issue any options below fair market value in 2001. As a result, the Company recognized compensation expense of $996,771 and $2,073,598 during the years ended December 31, 2001 and 2000, respectively.

A summary of the stock option activity under the 1999 Plan and 2000 Plan is as follows:


                                                                                         WEIGHTED AVERAGE
                                                                   NUMBER OF SHARES       EXERCISE PRICE
                                                                   ----------------     ------------------
Balance, January 1, 2000                                                 3,880,000             $0.005
   Granted                                                               7,790,000              1.378
   Exercised                                                              (107,000)             0.172
   Canceled                                                             (2,475,000)             0.297
                                                                        ----------
Balance, December 31, 2000                                               9,088,000              1.089
   Granted                                                               2,172,100              0.500
   Exercised                                                              (184,375)             0.102
   Canceled                                                             (1,847,435)             1.431
                                                                        ----------
Balance, December 31, 2001                                               9,228,290             $0.758
                                                                        ==========



                                              OPTIONS OUTSTANDING                 OPTIONS EXERCISABLE
                                       ----------------------------------- ----------------------------------
                                           WEIGHTED
                                           AVERAGE
                        NUMBER OF         REMAINING          WEIGHTED                           WEIGHTED
                         OPTIONS         CONTRACTUAL         AVERAGE            NUMBER           AVERAGE
  EXERCISE PRICE       OUTSTANDING       LIFE (YEARS)     EXERCISE PRICE     EXERCISABLE     EXERCISE PRICE
------------------- ------------------ ----------------- ----------------- ----------------- ----------------

     $0.005              1,575,373           7.5              $0.005            1,026,368         $0.005
      0.450              1,530,000           7.5               0.450              996,808          0.450
      0.500              1,875,182           9.3               0.500               54,682          0.500
      1.000              1,964,500           8.5               1.000            1,039,986          1.000
      1.785              2,283,235           8.5               1.785              853,657          1.785
                         ---------                                              ---------
                         9,228,290                                              3,971,501
                         =========                                              =========

SFAS No. 123, "Accounting for Stock-Based Compensation," requires the disclosure of a pro forma net income or loss amount as if the Company had adopted the fair value method of accounting for stock options. Under SFAS No. 123, the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including expected time to exercise, which greatly affect the calculated values. The Company's calculations were made using the following weighted average assumptions for 2001 and 2000: risk-free interest rates of 4.96% and 6.02%, respectively; volatility of 86% and 73%, respectively, no dividend yield; and an expected life of an option of 5 years.

The weighted average fair value per option granted in 2001 and 2000 was $0.35 and $1.13, respectively. If the Company had elected to recognize compensation cost based on the fair value of the options granted at grant date as prescribed by SFAS No. 123, the net loss available for common shareholders for the years ended December 31, 2001 and 2000 would have been increased to the pro forma amount indicated in the table below:


                                                                         2001                  2000
                                                                      ------------         ------------
Net loss available to common shareholders:
   As reported                                                        $(37,792,633)        $(26,182,880)
                                                                      ============         ============

   Pro Forma                                                          $(38,918,994)        $(27,028,008)
                                                                      ============         ============
Net loss per share - basic and diluted
   As reported
                                                                      $      (1.84)        $      (1.29)
                                                                      ============         ============
   Pro forma
                                                                      $      (1.90)        $      (1.33)
                                                                      ============         ============



10. EMPLOYEE BENEFIT PLAN

The Company maintains a voluntary savings plan (the "Plan") for all eligible employees under Section 401(k) of the Internal Revenue Code whereby participants may contribute up to 15% of their compensation on a pretax basis, subject to certain limitations. The Company may elect to contribute to the Plan at its discretion. The Plan was created in 1999 and there were no Company contributions for the years ended December 31, 2001 or 2000.

11. INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities are as follows:


                                                                        DECEMBER 31
                                                                 2001                 2000
                                                             ------------         -------------
         Deferred tax assets:
            Net operating loss carryforward                  $ 17,606,807         $  4,520,687
            Sales and use tax accrual                              95,000               38,000
            Amortization of stock compensation                  1,989,476            1,658,581
            Vacation accrual                                      192,757              118,072
            Depreciation                                          513,247              513,247
            Start-up costs                                      3,055,487            3,819,358
                                                             ------------         ------------
                                                               23,452,774           10,667,945
         Valuation allowance                                  (23,452,774)         (10,667,945)
                                                             ------------         ------------
                                                             $         --          $        --
                                                             ============         ============

At December 31, 2001 the Company has total net operating loss carryforwards for federal and state income tax purposes of approximately $46.3 million that begin expiring in 2019. Utilization of the Company's net operating loss carryforwards may be subject to an annual limitation due to the "change of ownership" provisions of the Internal Revenue Code and similar state provisions. The annual limitation may result in the expiration of net operating losses and credits before utilization. For financial reporting purposes, a valuation allowance has been recognized to reduce the net deferred tax assets to zero due to uncertainties with respect to the Company's ability to generate taxable income in the future sufficient to realize the benefit of deferred income tax assets.

12. COMMITMENTS AND CONTINGENCIES

Certain of the Company's stockholders have sued certain other shareholders and officers of the Company alleging securities fraud and breach of fiduciary responsibilities. The Company denies that it has violated any of its obligations under the federal securities laws and believes that meritorious defenses exist in the lawsuits. Management believes the ultimate resolution of these lawsuits will not have a material adverse effect on the Company's financial position or results of operations.

13. SUBSEQUENT EVENTS

On January 8, 2002, all of the tangible and intangible assets of the Company were acquired by ARRIS Group, Inc. in exchange for 5.25 million shares of ARRIS Group, Inc. common stock and the assumption of approximately $17 million of the Company's outstanding indebtedness. The shareholders of the Company could receive an additional 2 million shares if certain revenue levels are achieved by the Company in 2002.